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May 30, 1995                                                      Exhibit 10(o)


J.J. Finkelstein
9009 Burning Tree Road
Bethesda, Maryland  20817

Dear Mr. Finkelstein:

When agreed to and accepted by you, the following shall set forth the terms upon which you shall render consulting services to Cryomedical Sciences, Inc. ("CMSI").

1. Consulting Services. During the term of this Agreement you shall consult with CMSI on an "as needed" and "as available" basis; provided, however that (a) you shall be given at least three days prior notice of CMSI's desire to utilize your services hereunder, (b) you shall not be required to consult with CMSI for more than five hours in any one week or 10 hours in any one month and such consulting may be rendered on weekends, and (c) you may accept full-time employment which requires you to devote your business time and efforts to such employment.

2.       Consideration.

         2.1 As full consideration for the consulting services to be rendered by you hereunder, CMSI shall pay to you the sum of $216,000 in 12 equal consecutive monthly installments of $18,000, as follows:

                 (a) Commencing June 1, 1996, six equal consecutive monthly installments of $18,000, payable by check to your order.

                 (b) Commencing December 1, 1996, six equal consecutive monthly installments of $18,000, payable (i), as to each of the first two payments, by check payable to your order in the amount of $18,000; (ii), as to the third payment, by (A) check payable to your order in the amount of $16,200, and (B) forgiveness of $1,800 of indebtedness which you have to CMSI, and
(iii), as to each of the next three payments, by forgiveness of $18,000 of indebtedness which you have to CMSI.

                 (c) You and CMSI agree that (i) your current indebtedness to CMSI totals $55,800, of which a portion (the "Loan Amount") bears interest at the rate of 7-1/2% per annum and is secured by 20,000 shares of CMSI common stock (the "Collateral") owned by you, and (ii) interest shall cease to accrue on the Loan Amount and the Collateral shall be returned to you on the date hereof.

         2.2 As consideration for CMSI entering into the Agreement, you hereby waive any and all vacation pay that may have accrued to your benefit while you were employed by CMSI.

         2.3 CMSI shall reimburse you for reasonable out-of-pocket expenses incurred in rendering the consulting services hereunder, provided that you present to CMSI an itemized account or other evidence of those expenses for which reimbursement is being sought.
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3.       Term.  The term of the agreement ("Agreement") shall be for a period of one year, commencing June 1, 1996. This Agreement may not be terminated by CMSI other than for a willful breach of the Agreement by you. In the event of a wrongful termination of this Agreement by CMSI, your death, or permanent disability, you shall be entitled to the payments provided for herein in the manner in which they are to be paid and shall have no further obligation to render consulting services hereunder.

4. Proprietary Information and Non-Competition. The Proprietary Information and Inventions Agreement and Section 9.1 of your Employment Agreement remain in full force and effect.

5. Waivers. If either of us should waive any breach of any provision of this Agreement, we shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6. Complete Agreement; Amendments. We agree that with respect to the subject matter hereof it is our entire agreement, superseding any previous oral or written communications, representations, understandings, or agreements. Any amendment to this Agreement or waiver by either of us of any right hereunder shall be effective only if evidenced by a written instrument executed by us, and, in the case of CMSI, upon written authorization of CMSI's Board of Directors.

7. Successors and Assigns. This Agreement shall be binding upon and is for the benefit of CMSI and its successors and assigns. This Agreement may not be assigned by you.

8. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.


/s/  J.J. FINKELSTEIN
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J.J. Finkelstein


CRYOMEDICAL SCIENCES, INC.



By: /s/ RICHARD J. REINHART
    --------------------------
    Richard J. Reinhart, Ph.D.
    President and CEO